Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D originally filed on October 31, 2012 (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.00001, of MEMSIC, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 31, 2012	POTOMAC CAPITAL PARTNERS II, L.P.

	By:	Potomac Capital Management II, L.L.C.
General Partner

	By:	/s/ Paul J. Solit
	Name:	Paul J. Solit
	Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT II, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS III, L.P.

By:	Potomac Capital Management III, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT III, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT

/s/ Eric Singer
ERIC SINGER